Exhibit 99.1

(1)         The amount reported includes an aggregate of 4,611,194 shares of common stock, no par value (the “Common Stock”), of Quality Distribution, Inc. (the “Issuer”), of which: (i) 4,203,900 shares of Common Stock are held of record by Apollo Investment Fund III, L.P. (“Fund III”), (ii) 251,449 shares of Common Stock are held of record by Apollo Overseas Partners III, L.P. (“Overseas III”), and (iii) 155,845 shares of Common Stock are held of record by Apollo (U.K.) Partners III, L.P. (“Apollo UK,” and together with Fund III and Overseas III, the “Apollo Funds”).  Apollo Advisors II, L.P. (“Advisors II”) is the general partner or managing general partner of each of the Apollo Funds.  Apollo Capital Management II, Inc. (“ACM II”) is the general partner of Advisors II.  Apollo Management III, L.P. (“Management III”) serves as the manager of each of the Apollo Funds, and AIF III Management, LLC (“AIF III”) is the general partner of Management III.  Apollo Management, L.P. (“Apollo Management”) is the sole member and manager of AIF III.  Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management, Apollo Management Holdings, L.P. (“Management Holdings”), is the sole member and manager of Management GP, and Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings.  Leon Black, Joshua Harris and Marc Rowan are the managers, as well as principal executive officers, of Management Holdings GP, and are principal executive officers of ACM II.  Each of the Apollo Funds, Advisors II, ACM II, Management III, AIF III, Apollo Management, Management GP, Management Holdings, Management Holdings GP, and Messrs. Black, Harris, and Rowan, disclaims beneficial ownership of any shares of the Issuer’s Common Stock owned of record by any of the Apollo Funds, in each case except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such entity is the beneficial owner of or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.  The address of Fund III, Overseas III, Apollo UK, Advisors II and ACM II is One Manhattanville Road, Suite 201, Purchase, New York 10577.  The address of each of Management III, AIF III, Apollo Management, Management GP, Management Holdings, Management Holdings GP, and Messrs. Black, Harris and Rowan, is 9 West 57th Street, 43rd Floor, New York, New York 10019.